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                                                                     EXHIBIT 23


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38285) pertaining to the Vision Twenty-One, Inc. 1996 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-67315) pertaining to the Vision Twenty-One, Inc. 1998 Employee Stock Purchase Plan, and the Registration Statement (Post-Effective Amendment No. 2 on Form S-3 to Form S-1 No. 333-51437) of our report dated April 7, 2000 (except paragraph 2 of Note 16, as to which the date is April 21, 2000, and paragraph 3 of Note 16, as to which the date is May 5, 2000) with respect to the consolidated financial statements and schedule of Vision Twenty-One, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                          /s/ Ernst & Young LLP


Tampa, Florida
May 5, 2000



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